EMPLOYMENT CONDITIONS AGREEMENT

In consideration of my continued engagement by KeyStar Corp., a Nevada corporation, its subsidiaries, parents, affiliates, successors and assigns (“Company”), as either an employee, advisor, officer and/or director and other good and valuable consideration, the sufficiency of which is hereby acknowledged, I hereby agree as follows:

1.CONFIDENTIALITY.

1.1Nondisclosure; Recognition of Company’s Rights. At all times during my engagement with Company (“Engagement”) and thereafter, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information (defined below), except as such use is required in connection with my work for Company, or unless an authorized officer of the Company acting pursuant to a resolution of its Board of Directors of Company (the “Authorized Officer”) expressly authorizes in writing such disclosure or publication. I will obtain an Authorized Officer’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2Confidential Information. The term

“Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my Engagement and thereafter, I will hold Third Party

Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information, unless expressly authorized by an officer of Company in writing.

1.4No Improper Use of Information of Prior Employers and Others. I represent that my Engagement by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence information acquired by me in confidence or trust prior to my Engagement by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict herewith. During my Engagement by Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party to whom I have an obligation of confidentiality, unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

2.INVENTIONS.

2.1 Inventions and Intellectual Property Rights. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights therein. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

2.2Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions (defined below) in any Company Inventions (defined below) without Company’s prior written consent. In addition, I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU GPL or LGPL or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company. I have disclosed on Exhibit A a complete list of all Inventions that I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my Engagement by Company, in which I have an ownership interest or which I have a license to use, and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. If, in the course of my Engagement with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

2.3 Assignment of Company Inventions. Except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and I have set forth in Exhibit A, I hereby assign, grant and convey to the Company all my right, title and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my Engagement with the Company. Inventions assigned to the Company or its designee are referred to as “Company Inventions.”

2.4Obligation to Keep Company Informed. During the period of my Engagement and for one (1) year thereafter, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor

2.5Enforcement of Intellectual Property Rights and Assistance. During the period of my Engagement and thereafter, I will assist Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. In the event Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

2.6California Employees Only. Pursuant to California Labor Code section 2870, Paragraph 2 of this Agreement does not apply to inventions developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets unless the inventions: (a) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company or (b) result from any work performed by me for the Company.

3.RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Inventions made by me during the period of my Engagement by Company, which records shall be available to, and remain the sole property of, Company at all times

4.RESTRICTIVE COVENANTS.

4.1.Non-Solicitation (All Employees). I agree that, at no time, will I utilize the Company’s trade secrets; proprietary information; and/or Confidential Information to either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity.

4.2Non-Solicitation. I agree that for the period of my Engagement and for one (1) year thereafter, I will not, either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity.

This section does not apply to employees who primarily reside and work in California.

4.3Non-Competition During Engagement (All Employees): During my Engagement, I will not, either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, lender, contractor, employer, employee, investor or shareholder or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit my name or any part thereof to be used by, any person or business that competes with the Company’s business.

4.5 Post-Engagement Non-Competition (All Employees). After my employment with the Company ends, I will not either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, lender, contractor, employer, employee, investor or shareholder or in any other manner, utilize the Company’s trade secrets; proprietary information; and/or Confidential Information to directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit my name or any part thereof to be used by, any person, entity or business that competes with the Company’s business.

4.6.Post-Engagement Non-Competition. After my Engagement ends and for a period of one (1) year, I will not either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, lender, contractor, employer, employee, investor or shareholder or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit my name or any part thereof to be used by, any person, entity or business that competes with the Company’s business within the geographic area of the United States. This section does not apply to employees who primarily reside and work in California.

4.7 Non-Disparagement. During my

Engagement and at all times thereafter, I will not, directly or indirectly, make or solicit or encourage any other Person to make or solicit, directly or indirectly, any derogatory statement or communication about Company or its business, products, services, personnel, directors, officers, equity holders or activities. Notwithstanding the foregoing, nothing in this Section prevents me from exercising my Section 7 rights under the National Labor Relations Act, if applicable.

5.RETURN OF COMPANY PROPERTY. Upon termination of my Engagement or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information of Company and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer before I return it to Company. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement.

6.NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company’s providing a copy of this Agreement or otherwise

7.DEFEND TRADE SECRETS ACT. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (x) file any document containing the trade secret under seal and (y) do not disclose the trade secret, except pursuant to court order.

8.GENERAL PROVISIONS.

8.1Governing Law and Venue. This Agreement and any action related thereto will be governed, controlled, interpreted, and defined by and under the laws of the State of Nevada without giving effect to any conflicts of laws principles that require the application of the law of a different state. I hereby expressly consent to the personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

8.2Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

8.3Survival. This Agreement shall survive the termination of my Engagement and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

8.4Engagement. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of Engagement by Company, nor shall it interfere in any way with my right or Company’s right to terminate my Engagement at any time, with or without cause and with or without advance notice.

8.5Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, any such notice shall be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

8.6Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

8.7Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

8.8Export I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

8.9Entire Agreement. The obligations pursuant to sections of this Agreement titled “Confidentiality” and “Inventions” shall apply to any time during which I was previously employed, or am in the future employed, by Company as an independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matters hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and an Authorized Officer. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

[SIGNATURE PAGE FOLLOWS]

THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE FIRST DAY

OF MY ENGAGEMENT WITH COMPANY.

EMPLOYEE:

ACCEPTED AND AGREED:

I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW IT WITH INDEPENDENT LEGAL COUNSEL.

/s/ Anthony J. Fidaleo

(Signature)

Name: Anthony J. Fidaleo

Date: 6/15/2022

Address:

29635 Grandpoint Lane

Rancho Palos Verdes, CA 90275

COMPANY: ACCEPTED AND AGREED: /s/ John Linss (Signature) Name: John Linss Title: Chief Executive Officer Date: 6/15/2022 Address: 8400 W. Sunset Rd., Suite 300 Las Vegas, NV 89113

EXHIBIT A

INVENTIONS

1.Prior Inventions Disclosure. The following is a complete list of all Prior Inventions:

☒ None

☐ See immediately below:

______________________________________________________________________________

______________________________________________________________________________

2.Limited Exclusion Notification.

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a.Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b.Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.